Exhibit 4.3

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of May 28, 2026, among Cair Respiratory Services LLC AdaptHealth West, LLC, Verus Healthcare Holdings LLC, Fletcher's Medical Supplies, Inc., Community Surgical Supply of Toms River, LLC, Ocean Breeze Infusion Care, LLC, Olympia Respiratory Services, LLC, Home Medical Products and Services, LLC, Pumps It, Inc. (the “Guaranteeing Subsidiaries”), each of which is a subsidiary of AdaptHealth LLC, a Delaware limited liability company (the “Company”), the Company, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of August 19, 2021 (as amended and supplemented, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 5.125% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Guarantor. Each of the Guaranteeing Subsidiaries hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

3.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS

SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.Counterparts; Electronic Delivery. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CAIR RESPIRATORY SERVICES LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

ADAPTHEALTH WEST, LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

VERUS HEALTHCARE HOLDINGS LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

FLETCHER’S MEDICAL SUPPLIES, INC.
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

COMMUNITY SURGICAL SUPPLY OF TOMS RIVER, LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

OCEAN BREEZE INFUSION CARE, LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

OLYMPIA RESPIRATORY SERVICES, LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

HOME MEDICAL PRODUCTS AND SERVICES, LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

PUMPS IT, INC.
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

ADAPTHEALTH LLC
By: /s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By: /s/ April Bradley
Name: April Bradley
Title: Vice President